UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2018 (February 26, 2018)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 26, 2018, Community Health Systems, Inc. (the “Company”) and its wholly-owned subsidiary CHS/Community Health Systems, Inc. (the “Borrower”) entered into the Amendment No. 3 (the “Agreement”), among the Company, the Borrower, the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), to the Credit Agreement dated as of July 25, 2007, as amended and restated as of November 5, 2010, February 2, 2012 and January 27, 2014, and as further amended as of March 9, 2015, May 18, 2015, December 5, 2016 and May 30, 2017 (as the same may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Company, the Borrower, the subsidiaries of the Borrower party thereto, the lenders party thereto, and the Agent.

The Credit Agreement was amended by the Agreement, with requisite revolving lender approval, to remove the EBITDA to interest expense ratio financial covenant, to replace the senior secured net debt to EBITDA ratio financial covenant with a first lien net debt to EBITDA ratio financial covenant, and to reduce the extended revolving credit commitments to $650 million (for a total of $840 million in revolving credit commitments when combined with the non-extended portion of the revolving credit facility). The new financial covenant provides for a maximum first lien net debt to EBITDA ratio of 5.25 to 1.0, reducing to 5.0 to 1.0 on July 1, 2018, 4.75 to 1.0 on January 1, 2019, 4.5 to 1.0 on January 1, 2020, and 4.25 to 1.0 on July 1, 2020. In addition, the Borrower agreed pursuant to the Agreement to modify its ability to retain asset sale proceeds, and instead to apply them to prepayments of term loans based on pro forma first lien leverage. To the extent the ratio of first lien net debt to EBITDA is greater than or equal to 4.5 to 1.0, 100% of net cash proceeds of asset sales will be applied to prepay term loans; to the extent the first lien leverage ratio is less than 4.5 to 1.0 but greater than or equal to 4.0 to 1.0, 50% of such proceeds will be applied to prepay term loans; and to the extent the first lien leverage ratio is less than 4.0 to 1.0, there will be no requirement to prepay term loans with such proceeds. These ratios will be determined on a pro forma basis giving appropriate effect to the relevant asset sales and corresponding prepayments of term loans.

The foregoing summary of the Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

10.1	Amendment No. 3, dated as of February 26, 2018, among CHS/Community Health Systems, Inc., Community Health Systems, Inc., the subsidiary guarantors party thereto, the lenders party thereto and Credit Suisse AG, as Administrative Agent and Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2018	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)